Exhibit 99.1

Blum Holdings, Inc. Provides Update on Settlement with People’s California, LLC

DOWNEY, Calif., April 14, 2025 (GLOBE NEWSWIRE) -- Blum Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm”, “Blüm Holdings,” “we” or “us”), a California-based publicly traded holding company and cannabis operator, today provided an update regarding its global settlement with People’s California, LLC and affiliated parties (the “People’s Parties”), previously announced on February 24, 2025.

The parties have executed definitive documentation memorializing the terms of the settlement reached during the previously reported judicially supervised settlement conference. The comprehensive resolution, which remains subject to court approval, would resolve all outstanding litigation, adversary proceedings, and contested matters between the People’s Parties, the Company, and the Company’s wholly owned subsidiaries (and now debtors-in-possession in Chapter 11 bankruptcy proceedings), Unrivaled Brands, Inc. and Halladay Holding, LLC.

The Company believes that, if approved and made effective, the settlement will represent a significant milestone in its restructuring efforts and could provide greater clarity and stability for all stakeholders.

The parties have filed a “Motion to Approve Compromise of Controversy Between Debtors and People’s California LLC and Related Parties” with the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”), requesting court approval of the settlement. The settlement will not become effective unless and until the Bankruptcy Court enters a final, non-appealable order approving its terms. There can be no assurance that the Bankruptcy Court will grant such approval or that the settlement will become effective.

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings, through its subsidiaries, operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar. As both a holding company and a marketing platform, Blüm aims to leverage its growing ecosystem to accelerate customer and retail investor acquisition, increase brand awareness, and create value across its portfolio.

For more info, please visit: https://blumholdings.com.

Follow us on Instagram @blumholdings

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.